UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  March 24, 2016

TRIBUNE PUBLISHING COMPANY

(Exact name of registrant as specified in its charter)

Delaware	001-36230	38-3919441
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

435 North Michigan Avenue

Chicago, Illinois 60611

(Address of Principal Executive Offices) (Zip Code)

312-222-9100

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02                                           Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The Board of Directors (the “Board”) of Tribune Publishing Company (“Tribune Publishing”) appointed Terry Jimenez as Executive Vice President and Chief Financial Officer of the Company, effective April 4, 2016.  Sandra J. Martin, the Company’s current Executive Vice President and Chief Financial Officer, will no longer serve in those capacities as of the effective date of Mr. Jimenez’s appointment and will depart the Company on April 15, 2016.

Prior to joining the Company, Mr. Jimenez, age 43, was a Partner for IBM’s Global Business Services, where he served in that capacity since 2012.  Before that, from April 2012 until October 2012, Mr. Jimenez worked as a consultant for Wrapports, LLC.  From September 2009 through February 2012, he served as President of Newsday Media Group, a subsidiary of Cablevision Systems Corporation.  From 2008 to 2009, Mr. Jimenez served as Chief Operating Officer/Chief Financial Officer of Newsday, LLC and Publisher of amNew York, subsidiaries of Cablevision Systems Corporation.  Prior to Cablevision’s acquisition of Newsday from Tribune Company (now known as Tribune Media Company), he served in various roles at Tribune Media Company.  From 2005 to 2008, he was Vice President Finance/Chief Financial Officer of Newsday, Inc. and from 2003 to 2005, he served as Controller for the Chicago Tribune Group.  Prior to joining Tribune Media Company, from 1994 to 2002, Mr. Jimenez served in roles at McDonald’s Corporation, including Finance Director for McDonald’s Partner Brands Group, Controller for Donatos Pizzeria and other accounting, financial consulting, strategy and merger & acquisition roles.  Mr. Jimenez holds a B.S. in Accountancy from Northern Illinois University and a Master of Business Administration from J.L. Kellogg Graduate School of Management, Northwestern University.

In connection with his appointment, Tribune Publishing Company, LLC (the “Company”), a subsidiary of Tribune Publishing, entered into an employment agreement with Mr. Jimenez.  The term of the employment agreement commences on April 4, 2016, and will expire on April 3, 2018 (the “Employment Term”).

Pursuant to his employment agreement, Mr. Jimenez will receive an annual base salary of $420,000, subject to periodic adjustment as determined by the Board.  He also is entitled to receive an annual cash bonus, with a target of 75% of base salary.

Mr. Jimenez’s employment agreement provides that, if the Company terminates his employment without cause (and other than due to death or disability) or he resigns for good reason, subject to his execution and non-revocation of a release of claims, the Company will pay him, in addition to his previously-accrued compensation, the following severance:  (i) an amount equal to his base salary remaining due under the Employment Term, payable in bi-weekly installments over the remainder of the Employment Term, (ii) any unpaid annual bonus with respect to the calendar year immediately preceding the calendar year of termination of employment, and (iii) a pro-rata amount of the annual bonus based on actual performance with respect to the calendar year of termination of employment.  The terms “cause” and “good reason” are defined in his employment agreement.

Mr. Jimenez’s employment agreement also contains certain restrictive covenants for Tribune Publishing’s benefit.  He also is required to maintain the confidentiality of Tribune Publishing confidential information.

The foregoing description of the employment agreement is qualified in its entirety by reference to the text of the employment agreement, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 9.01                                           Financial Statements and Exhibits.

(d)                                 Exhibits

Exhibit No.	Description
10.1	Executive Employment Agreement by and between Terry Jimenez and Tribune Publishing Company, LLC, dated March 25, 2016

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRIBUNE PUBLISHING COMPANY

Date: March 28, 2016	By:	/s/ Julie K. Xanders
	Name:	Julie K. Xanders
	Title:	Executive Vice President, General Counsel & Secretary

EXHIBIT INDEX

Exhibit No.	Description
10.1	Executive Employment Agreement by and between Terry Jimenez and Tribune Publishing Company, LLC, dated March 25, 2016